UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2011 (June 17, 2011)

CHINA BIO-ENERGY CORP.
 (Exact name of registrant as specified in its charter)

Delaware	0-20532	74-2559866
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Pudong Building, 2nd Floor, Jiulong Avenue, Longwen District
Zhangzhou City, Fujian Province
363000, China
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86-596 2967018

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers.

On June 17, 2011, Ms. Jingmei Weng submitted to the Board of Directors (the “Board”) of China Bio-Energy Corp. (the “Company”) her resignation as director and Chief Financial Officer of the Company, which became effective on June 17, 2011. Ms. Weng confirmed that her resignation was not due to any disagreement with the Company. The Company has provided Ms. Weng with a copy of the disclosures it is making in response to this Item 5.02 and has requested Ms. Weng to furnish us as promptly as possible a letter addressed to the Company stating whether she agrees with the statements made in this Form 8-K in response to this Item 5.02 and, if not, to state the respects in which she does not agree. We received a response letter from Ms. Weng which is filed as Exhibit 99.1 herein.

On June 18, 2011, the Board appointed Mr. Ming Yi as director and Chief Financial Officer of the Company to fill the vacancies resulting from Ms. Jingmei Weng’s resignation as director and CFO of the Company.

The biographical information of Mr. Yi is set forth below:

Mr. Yi has extensive experience in finance, business administration and public accounting in diverse industries including retail/wholesale distribution, financial services and manufacturing. Prior to his joining the Company, Mr. Yi served as a senior manager in Qi He Certified Public Accountants Co.Ltd. from September 2009 to April 2011. He worked as a senior accountant in the Assurance & Advisory Business Services department of Ernst & Young LLP from 2007 to 2009 and as an accountant and supervisor in N.G. Australia pty Ltd., an Australian company engaged in hotel and catering business. Mr. Yi received his Bachelor’s degree in Accounting from School of Business Administrations of Liaoning University in 2001. He obtained a Master degree in Accounting and Finance from Victory University, Australia in 2006. Mr.Yi is a Certified Public Account in Australia.

On June 17, 2011, Mr. Ming Yi and the Company entered into an employment agreement which is filed as Exhibit 10.1 to this Current Report (the “Agreement”). The Agreement provides for an initial term of three (3) years and an annual base compensation of RMB 1,088,000 (approximately $168,026).  The Agreement also contains a 12 month post-termination non-competition covenant and standard confidentiality provisions. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement filed as an exhibit to this Current Report.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

10.1	Employment Agreement between the Company and Ming Yi, dated June 17, 2011.
99.1	Letter from Ms. Jingmei Weng, dated June 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2011

CHINA BIO-ENERGY CORP.

By:	/s/: Sanfu Huang
Name: Sanfu Huang
Title: Chief Executive Officer